Chris Hunter   (503) 731-2090                          EXHIBIT 99
Scott Hibbs    (503) 731-2123


FOR IMMEDIATE RELEASE..BUSINESS & FINANCIAL EDITORS..OCTOBER 26, 1995

                PACIFICORP REPORTS THIRD QUARTER 1995 EARNINGS

     PacifiCorp (NYSE: PPW) today reported third quarter 1995 earnings on common stock of $159 million, or $0.56 per share, compared to $122 million, or $0.43 per share, for the same quarter a year ago. Included in 1995 results is an after-tax gain of $37 million, or $0.13 per share, relating to the completion of the sale of the Alaskan long-distance operations of the company's telecommunications subsidiary, Pacific Telecom, Inc. (PTI).

     Earnings in the current quarter also benefitted from gains on asset sales at the company's financial services subsidiary, which contributed $0.03 per share. Earnings in the third quarter of 1994 included gains from the sale of sulfur dioxide emission allowances, which contributed $0.02 per share, and the resolution of past cost study issues associated with the announcement of the sale of the Alaskan long-distance telephone operations of PTI, which contributed $0.03 per share.

     Fred Buckman, President and Chief Executive Officer, said, "The Company's earnings trend for 1995 remains flat, in the face of continuing weak wholesale energy prices and weather-related reductions in electric sales. We continue to aggressively manage fuel costs in our electric operations and take other prudent cost-reduction steps to help improve 1995 earnings. We also continue actively pursuing strategic opportunities related to our core competencies, both domestically and abroad, that we expect will enhance the earnings outlook for 1996 and beyond."

                      THIRD QUARTER 1995 EARNINGS ANALYSIS

ELECTRIC OPERATIONS
Revenues
     Third quarter revenues decreased $12 million, or 2 percent, from the third quarter of last year, to $668 million.

     Retail revenues declined $5 million, or 1 percent, to $508 million. Residential revenues were flat at $158 million, with the effect of a 1.4 percent increase in the average number of customers being offset by the sale of the company's Sandpoint, Idaho distribution facilities in December, 1994, and by lower average prices resulting from changes in customer mix.

     Commercial revenues increased $3 million to $150 million on the strength of a 1.4 percent increase in average number of customers and increased customer usage. The sale of the company's Sandpoint, Idaho distribution facilities and weather-related reductions partially offset these increases. Industrial sales declined $8 million to $191 million primarily as the result of a $7 million decrease associated with permanent oil and gas well closures in Wyoming.

     Wholesale revenues declined $6 million, or 4 percent, to $145 million. Lower short-term and spot market sales prices and volumes reduced wholesale revenues by $7 million and $9 million, respectively. Partially offsetting these declines were increases in prices and volumes under the company's existing long-term wholesale contracts totalling $3 million and new long-term firm contracts, which contributed $7 million. Sales to new wholesale customers include traditional capacity and energy sales, as well as sales of ancillary services. The company's wholesale sales mix for the quarter was 76 percent long-term firm sales and 24 percent short-term and spot market sales.

Operating Expenses

     Operating expenses decreased $20 million, or 4 percent, from the third quarter of last year. Reductions in fuel and purchased power costs totalling $17 million accounted for most of the decline. Thermal generation declined 569,000 mWh, or 4 percent. This was a result of reduced retail demand, an abundance of lower-cost purchased power alternatives in the spot market and a 174,000 mWh increase in hydro production at company-owned facilities. Other operating expenses declined $7 million in the quarter primarily due to reduced employee incentive plan accruals. Depreciation and amortization increased $5 million, or 6 percent, primarily due to additional plant in service.

Earnings Contribution

     Earnings contribution at Electric Operations increased $1 million to $88 million. Income from operations increased $8 million, or 4 percent. Interest expense was up $3 million, or 4 percent, in the quarter due primarily to higher debt balances. Income taxes increased

$2 million due to higher pre-tax income and an increase in the effective tax rate associated with the reversal of deductions flowed through to retail electric customers in prior years.

TELECOMMUNICATIONS
Revenues
     Revenues declined $51 million, or 26 percent, from the third quarter of last year, to $144 million. The sale of PTI's Alaskan long-distance operations (Alascom) in August, 1995, resulted in a revenue decline of $75 million that included the $19 million effect of settlement revenues in 1994 relating to past cost study issues. Partially offsetting this decline was $15 million of revenues from the Colorado local exchange operations purchased from US WEST in February, 1995. Increased revenues from PTI's cellular operations and existing local exchange operations totalling $8 million also helped offset the loss of Alascom revenues. Exclusive of acquisitions, the company's local exchange access lines grew 5 percent over the comparable quarter of 1994.

Operating Expenses

     Operating expenses declined $35 million, or 25 percent, to $104 million. The sale of Alascom reduced operating expenses by $46 million. Operating expenses of $8 million from the new Colorado local exchange operations partially offset the decline.

Earnings Contribution

     Earnings contribution increased $27 million, to $53 million. The gain on the sale of Alascom totalled $37 million. Excluding the effect of the Alascom gain and its earnings contribution, PTI's contribution increased $5 million, primarily due to the acquisition of local exchange properties in Colorado.

     In September and October, 1995, PTI announced the completion of acquisitions of local exchange properties in Oregon and Washington from US WEST. These acquisitions add 36,000 access lines.

OTHER
     Earnings contribution increased $9 million as a result of gains on asset sales at the company's financial services subsidiary.

     The average number of common shares outstanding was 284 million for the quarter. The company is using open market purchases for its dividend reinvestment and employee stock ownership plans.

                                     PacifiCorp
                             and its Consolidated Subsidiaries
                               Summary Financial Information
                           (In Thousands, Except Per Share Amounts)
                                      (Unaudited)
                                     3 Months Ended September 30      $        %
                                             1995         1994      Change   Change
------------------------------------------------------------------------------------
REVENUES
  Electric                            $   668,100  $   679,900  $  (11,800)      (2)
  Telecommunications                      143,500      194,500     (51,000)     (26)
  Other (1)                                38,100       40,600      (2,500)      (6)
                                     -----------------------------------------------
          TOTAL                           849,700      915,000     (65,300)      (7)
                                     -----------------------------------------------
EXPENSES
  Electric
    Fuel                                  122,900      132,100      (9,200)      (7)
    Purchased power                        72,100       80,300      (8,200)     (10)
    Depreciation and amortization          80,400       75,600       4,800        6
    Other                                 177,100      184,400      (7,300)      (4)
                                     -----------------------------------------------
          TOTAL                           452,500      472,400     (19,900)      (4)

  Telecommunications                      104,300      139,500     (35,200)     (25)
  Other (1)(2)                              8,500       31,200     (22,700)     (73)
                                     -----------------------------------------------
          TOTAL                           565,300      643,100     (77,800)     (12)
                                     -----------------------------------------------
INCOME FROM OPERATIONS
  Electric                                215,600      207,500       8,100        4
  Telecommunications                       39,200       55,000     (15,800)     (29)
  Other (1)(2)                             29,600        9,400      20,200       *
                                     -----------------------------------------------
          TOTAL                           284,400      271,900      12,500        5
Interest expense (2)                       83,200       82,600         600        1
Minority interest and other               (49,900)     (14,500)    (35,400)      *
                                     -----------------------------------------------
Income before income taxes                251,100      203,800      47,300       23
Income taxes                               82,100       72,000      10,100       14
                                     -----------------------------------------------
NET INCOME                            $   169,000  $   131,800  $   37,200       28

Preferred dividend requirement             10,100       10,000         100        1
                                     -----------------------------------------------
EARNINGS CONTRIBUTION
  ON COMMON STOCK (3)
  Electric                            $    88,100  $    87,400  $      700        1
  Telecommunications                       52,900       25,700      27,200      106
  Other (1)                                17,900        8,700       9,200      106
                                     -----------------------------------------------
          TOTAL                       $   158,900  $   121,800  $   37,100       30
                                     ===============================================
Average common shares outstanding         284,277      283,503         774        -

EARNINGS PER COMMON SHARE
  Electric                            $      0.31  $      0.31  $        -        -
  Telecommunications                         0.19         0.09        0.10      111
  Other (1)                                  0.06         0.03        0.03      100
                                     -----------------------------------------------
          TOTAL                       $      0.56  $      0.43  $     0.13       30
                                     ===============================================
Dividends paid per common share       $      0.27  $      0.27  $        -        -
                                     ===============================================

*  Not a meaningful number

                        (See accompanying notes on page 11)

                                        PacifiCorp
                             and its Consolidated Subsidiaries
                               Summary Financial Information
                                      (Unaudited)
                                     3 Months Ended September 30               %
                                          1995         1994      Change   Change
------------------------------------------------------------------------------------
ELECTRIC REVENUES (In thousands)
  Residential                         $   158,100  $   158,100  $        -        -
  Commercial                              150,300      147,300       3,000        2
  Industrial                              191,300      199,000      (7,700)      (4)
  Other                                     7,800        8,000        (200)      (3)
                                     -----------------------------------------------
          Retail Sales                    507,500      512,400      (4,900)      (1)
   Wholesale sales                        144,700      150,600      (5,900)      (4)
   Other                                   15,900       16,900      (1,000)      (6)
                                     -----------------------------------------------
          TOTAL                       $   668,100  $   679,900  $  (11,800)      (2)
                                     ===============================================
ENERGY SALES (Millions of kWh)
  Residential                               2,594        2,604         (10)       -
  Commercial                                2,870        2,828          42        1
  Industrial                                5,446        5,633        (187)      (3)
   Other                                      156          165          (9)      (5)
                                     -----------------------------------------------
          Retail Sales                     11,066       11,230        (164)      (1)
   Wholesale sales                          4,348        4,363         (15)       -
                                     -----------------------------------------------
          TOTAL                            15,414       15,593        (179)      (1)
                                     ===============================================

                        (See accompanying notes on page 11)


                                       PacifiCorp
                             and its Consolidated Subsidiaries
                               Summary Financial Information
                           (In Thousands, Except Per Share Amounts)
                                      (Unaudited)
                                     9 Months Ended September 30      $        %
                                             1995         1994      Change   Change
------------------------------------------------------------------------------------
REVENUES
  Electric                            $ 1,909,500  $ 1,946,600  $  (37,100)      (2)
  Telecommunications                      517,500      530,800     (13,300)      (3)
  Other (1)                                84,800      139,000     (54,200)     (39)
                                     -----------------------------------------------
          TOTAL                         2,511,800    2,616,400    (104,600)      (4)
                                     -----------------------------------------------
EXPENSES
  Electric
    Fuel                                  326,400      365,400     (39,000)     (11)
    Purchased power                       214,700      225,700     (11,000)      (5)
    Depreciation and amortization         239,500      224,600      14,900        7
    Other                                 544,800      548,600      (3,800)      (1)
                                     -----------------------------------------------
          TOTAL                         1,325,400    1,364,300     (38,900)      (3)

  Telecommunications                      392,700      406,400     (13,700)      (3)
  Other (1)(2)                             27,300      104,100     (76,800)     (74)
                                     -----------------------------------------------
          TOTAL                         1,745,400    1,874,800    (129,400)      (7)
                                     -----------------------------------------------
INCOME FROM OPERATIONS
  Electric                                584,100      582,300       1,800        -
  Telecommunications                      124,800      124,400         400        -
  Other (1)(2)                             57,500       34,900      22,600       65
                                     -----------------------------------------------
          TOTAL                           766,400      741,600      24,800        3
Interest expense (2)                      282,200      250,300      31,900       13
Minority interest and other               (68,200)     (33,700)    (34,500)    (102)
                                     -----------------------------------------------
Income before income taxes                552,400      525,000      27,400        5
Income taxes                              175,100      183,400      (8,300)      (5)
                                     -----------------------------------------------
NET INCOME                            $   377,300  $   341,600  $   35,700       10

Preferred dividend requirement             30,400       29,700         700        2
                                     -----------------------------------------------
EARNINGS CONTRIBUTION
  ON COMMON STOCK (3)
  Electric                            $   191,300  $   233,200  $  (41,900)     (18)
  Telecommunications                       85,000       54,600      30,400       56
  Other (1)                                70,600       24,100      46,500       *
                                     -----------------------------------------------
          TOTAL                       $   346,900  $   311,900  $   35,000       11
                                     ===============================================
Average common shares outstanding         284,271      282,473       1,798        1

EARNINGS PER COMMON SHARE
  Electric                            $      0.67  $      0.83  $    (0.16)     (19)
  Telecommunications                         0.30         0.19        0.11       58
  Other (1)                                  0.25         0.08        0.17       *
                                     -----------------------------------------------
          TOTAL                       $      1.22  $      1.10  $     0.12       11
                                     ===============================================
Dividends paid per common share       $      0.81  $      0.81  $        -        -
                                     ===============================================

* Not a meaningful number.

                        (See accompanying notes on page 11)

                                       PacifiCorp
                             and its Consolidated Subsidiaries
                               Summary Financial Information
                                      (Unaudited)
                                     9 Months Ended September 30               %
                                             1995         1994      Change   Change
------------------------------------------------------------------------------------
ELECTRIC REVENUES (In thousands)
  Residential                         $   516,100  $   511,800  $    4,300        1
  Commercial                              427,200      421,600       5,600        1
  Industrial                              528,500      553,700     (25,200)      (5)
  Other                                    22,500       23,100        (600)      (3)
                                     -----------------------------------------------
          Retail Sales                  1,494,300    1,510,200     (15,900)      (1)
   Wholesale sales                        370,200      392,300     (22,100)      (6)
   Other                                   45,000       44,100         900        2
                                     -----------------------------------------------
          TOTAL                       $ 1,909,500  $ 1,946,600  $  (37,100)      (2)
                                     ===============================================
ENERGY SALES (Millions of kWh)
  Residential                               8,662        8,580          82        1
  Commercial                                8,018        7,893         125        2
  Industrial                               15,002       15,575        (573)      (4)
   Other                                      447          470         (23)      (5)
                                     -----------------------------------------------
          Retail Sales                     32,129       32,518        (389)      (1)
   Wholesale sales                         10,872       11,314        (442)      (4)
                                     -----------------------------------------------
          TOTAL                            43,001       43,832        (831)      (2)
                                     ===============================================


                                        September     December        $        %
                                             1995         1994      Change   Change
                                     -----------------------------------------------

CONSOLIDATED CAPITALIZATION
  Common equity                       $ 3,587,000  $ 3,460,000  $  127,000        4
  Preferred stock                         586,000      586,000           -        -
  Long-term debt and capital
     lease obligations                  3,707,000    3,768,000     (61,000)      (2)
  Short-term debt                         683,000      551,000     132,000       24
                                     -----------------------------------------------
          TOTAL                       $ 8,563,000  $ 8,365,000  $  198,000        2
                                     ===============================================

                        (See accompanying notes on page 11)

                                  PacifiCorp
                        and its Consolidated Subsidiaries
                          Summary Financial Information
                                 (Unaudited)



(1) Other includes the operations of PacifiCorp Financial Services, Inc. and independent power production, as well as the activities of PacifiCorp Holdings, Inc.

(2) Certain amounts from the prior year have been reclassified to conform with the 1995 method of presentation. Finance interest of $6.5 million and $23.5 million in the three- and nine-month periods ended September 30, 1994, respectively, was reclassified from operating expenses to interest expense. Reclassifications had no effect on previously reported consoli-dated net income.

(3)  Earnings contribution on common stock by segment:
      (a) Does not reflect elimination for interest on intercompany borrowing arrangements.
      (b) Includes income taxes on a separate company basis, with any benefit or detriment of consolidation reflected in Other.
      (c) Amounts are net of preferred dividend requirements and minority interest.

                                    -11-
                                     ###